SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: January 28, 2003

HYSEQ, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-22873	36-3855489

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

670 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 524-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS.

     Hyseq, Inc. and Variagenics, Inc. today issued a press release announcing that they have received approval from their respective shareholders for the merger of the two companies. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

     In response to a question during the Hyseq stockholders meeting regarding Hyseq’s stock price, Hyseq management stated that while Hyseq had not received any notification from Nasdaq regarding noncompliance with Nasdaq’s requirement of a minimum stock price of $1.00 per share, management would consider a number of alternatives in the future to ensure compliance with this requirement, including without limitation a potential reverse stock split.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

99.1	Press Release, dated January 28, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYSEQ, INC. (Registrant)

	By:	/s/ Peter S. Garcia

Peter S. Garcia Senior Vice President and Chief Financial Officer
Dated: January 28, 2003

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release, dated January 28, 2003